UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 29, 2025

MacKenzie Realty Capital, Inc.
(Exact Name of Registrant as Specified in Its Charter)

000-55006
(Commission File Number)

Maryland	45-4355424
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

89 Davis Road, Suite 100
Orinda, California 94563
(Address of principal executive offices, including zip code)

(925) 631-9100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 per value	MKZR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2025, the Board of Directors of Mackenzie Realty Capital, Inc. (the “Company”) unanimously approved, effective January 1, 2026, an amendment to the Advisory Management Agreement with MacKenzie Real Estate Advisers, LP (the “Real Estate Adviser”).

The terms of the Amended Advisory Management Agreement with the Real Estate Adviser provide that the Company will pay a Base Management Fee equal to 1.25% of its Gross Assets Under Management, not including depreciation and amortization.  The Amendment also replaces the Subordinated Incentive Fee with a Bonus Management Fee equal to 5% of the adjusted funds from operations (“AFFO”) each quarter, eliminate the Acquisition Fee, and provide for a rolling five-year term and fees for non-renewal or termination for reasons other than for cause. Unlike many other non-traded REITs and smaller publicly traded REITs, the Company will not pay any Acquisition Fees, Debt Financing Fees, or Disposition Fees to the Real Estate Adviser.

A copy of the Amendment to the Advisory Management Agreement is attached as Exhibit 10.22 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.22 Advisory Management Agreement with MacKenzie Real Estate Advisers, LP
104  Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKENZIE REALTY CAPITAL, INC.
(Registrant)

Date: December 30, 2025	By:	/s/ Robert Dixon
Robert Dixon
President